Exhibit 10.07

                              EMPLOYMENT AGREEMENT

THIS  AGREEMENT  MADE  as  of  the  02nd  of  January  in  the  year  2001.

BETWEEN:
          CANADIAN ROCKPORT HOMES LTD AND OR CANADIAN ROCKPORT HOMES INTERNATIONAL INC.., having an office at
          #507 - 700 West Pender Street in the City of Vancouver, British Columbia, V6C 1G8

          [hereinafter  referred  to  as  "Rockport"]

                                       OF  THE  FIRST  PART

AND:
          NELSON RIIS, having an office at #507-700 W Pender Street, Vancouver, BC, V6C 1G5
          [hereinafter  "  Riis"]

                                        OF  THE  SECOND  PART
WHERAS:

A. Riis has experience and expertise in the public finance industry as well as in managing public companies and has many contacts in these sectors;

B. Rockport has requested that Riis arrange financing for its general corporate purposes and Riis has agreed that he will use his best efforts to arrange financing for Rockport, and to act in the capacity as President of Rockport.

     WITNESSETH that in consideration of the mutual covenants and agreements hereinafter set forth and the sum of TEN ($10.00) DOLLARS paid by each party to the other party (the receipt and sufficiency of which is hereby acknowledged), it is agreed by and between the parties hereto as follows:

     ENGAGEMENT  OF  NELSON  RIIS

     1. Rockport hereby engages the services of Riis to assist the Rockport relating to public financing including:
     a. Assist in discussions of corporate strategies strategic partnerships and alliances.
     b. Assist in stock market awareness and strategies in the trading and securities.
     c. Assist, when requested, in locating and arranging for investor to participate in Rockport's current status, future offerings and/or financial requirements as needed by the company.
     d.   Assist  in introducing key people to the overall plans of the company.
     e.   Act  in  the  capacity  of  President.  of  Rockport  Company


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     COMPENSATION
     2.     In  consideration  for  the  consulting  services  of Riis, Rockport shall:
     a.     Rockport  shall  pay  to  Riis  the sum of FIVE THOUSAND DOLLARS USD
($5,000.00)  per  month  payable  in  the  first  of  each  month.
     b. "Employee is hereby given the option to purchase 100,000.00 restricted shares of the common stock of Canadian Rockport Homes International, Inc., a Delaware corporation. Such option shall be exercisable at any time prior to the close of business on January 1, 2003. Such option shall be exercisable at the price of U.S. $2.00 per share. In addition, such option shall not be exercisable within Eight (8) Months of the commencement of a public offering by Canadian Rockport Homes International Inc. In the event that such Eight (8) Month period ends after January 1, 2003, the option may be exercised on the first business day after the Eight (8) Month period expires."
     c. Rockport shall reimburse Riis for all reasonable promotion, entertainment and travel expenses, such expenses to be approved in advance by Rockport. All expenses to be duly evidenced by written vouchers where procurable. Any expenses incurred without prior approval shall be the responsibility of Riis.

DURATION  AND  RENEWAL  AND  TERMINATION
     3. The parties hereto agree that this Agreement will be effective for a period of one (1) year commencing on the date first written above. By agreement of the parties hereto evidenced in writing, this Agreement may be renewed for an unlimited number of additional one-year terms.

TERMINATION

     4. The parties understand and agree that employment pursuant to this agreement may be terminated in the following manner in the specified circumstances:
     a. by Riis at any time, for any reason, on the giving of thirty (30) days' written notice to Rockport, Rockport may waive notice, in whole or in part and if it does so, Riis's entitlement to remuneration and benefits pursuant to this agreement will cease on the date it waives such notice.
     b. by Rockport, in its absolute discretion, without any notice or pay in lieu thereof, for cause. For the purposes of this agreement, cause includes but is not limited the following:
     i.     any  material  breach  of  the  provisions  of  this  agreement;

     ii. any conduct of Riis which as judged in the sole discretion of Rockport, tends to bring himself or Rockport into disrepute;

     iii. the commission of an act of bankruptcy by Riis or compounding with his creditors generally;

     iv. conviction of Riis of a criminal offence punishable by indictment, where such cause is not prohibited by law;

     v. any and all omissions, commissions or there conduct which would constitute cause a law, in addition to the specified causes;

     Failure by Rockport to rely on the provision of this paragraph in any given instance of instances, shall not constitute a precedent or be deemed a waiver.


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     c.     by  Rockport in its absolute discretion and for any reason on giving
Riis Ninety day's advance notice in writing or on paying to Riis the equivalent termination pay in lieu of notice. The payments contemplated in the paragraph include all entitlement to either notice or pay in lieu of notice. No severance shall be payable in any event. Riis agrees to accept the notice or pay in lieu of notice as set out in this paragraph in full and final settlement of all amounts owing to him or her by Rockport on termination, including any payment in lieu of notice of termination, entitlement of Riis under any applicable statute and any rights which Riis may have a common law, and Riis hereby waives and claim to any other payment or benefits from Rockport.
     The parties understand and agree that the giving of notice or the payment of pay in lieu of notice by Rockport to Riis on termination of Riis employment shall not prevent Rockport from alleging cause for the termination.
     On termination of employment Riis shall immediately resign all offices held (including directorships) in the company and save as provided in this agreement, Riis shall not be entitled to receive any severance payment or compensation for
loss  of  office  or  otherwise by reason of the resignation.   If Riis fails to
resign as mentioned Rockport is irrevocably authorized to appoint some person in his or her name and on Riis's behalf to sign any documents or do any things necessary or requisite to give effect to it.
     VACATION
     5. Riis shall be entitled to four (4) weeks vacation with pay during each full year of employment and to a pro-rated portion should this agreement terminate for any reason or cause before the completion of the year. The time for vacation is to be fixed by Rockport or mutually agreed.
     5. Riis, throughout the term of this agreement, shall devote their full time and attention to the business and affairs of Rockport and shall not, without the consent in writing of Rockport be employed or otherwise engaged in any capacity in any other business, consultation or undertake any other occupation or become a director, officer, employee or agent of any other company, firm or individual.

     Riis shall well and faithfully serve Rockport and use their best efforts to promote the interests thereof and shall not disclose the private affairs or trade secrets of Rockport to any person other that the Directors of Rockport or for any purposes other that those of Rockport

     NON-DISCLOSURE

     8.   The  parties  agree  as  follows:

     a. The parties agree that all information, financial or otherwise, provide to Riis shall be and remain the property of Rockport (hereinafter referred to as the "Confidential Information)

     b. Except as required for the purposes of this agreement. Riis, shall hold and maintain the confidential Information in strictest confidence and the trust for the sole and exclusive benefit of Rockport.
     c. Riis, shall not use for his own benefit, publish or otherwise disclose to others, or permit the use by others for their benefit or to the detriment of Rockport, any of the confidential Information.
     d. Riis, shall carefully restrict access to the Confidential Information to those who clearly need such access in order to participate in the analysis and negotiation of a business relationship or any contract or agreement, or the advisability thereof, with the source of financing.
     e. This non-disclosure portion of this agreement shall continue in full force and effect past the termination of this agreement unless Riis can demonstrate that the Confidential Information which Riis seeds to disclose as in the public domain on the date of the Agreement.
     f. Riis, understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information in violation of the Agreement may cause Rockport irreparable harm, the amount of which may be difficult to ascertain and, therefore, agrees that Rockport shall have the right to apply to a court of competent jurisdiction for an order restraining any such further disclosure or misappropriation and for such other relief as Rockport shall deem appropriate. Such right of Rockport is to be in addition to the remedies otherwise available to Rockport at law or in equity.


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     g.   Riis,  shall  return  to  Rockport  any  and  records, notes and other written, printed, or tangible materials pertaining to the Confidential Information immediately on the written request of Rockport.
     h. This agreement and Riis's obligations thereunder shall be binding and the representatives, assigns, and successors of Riis and shall ensure to the benefit of the assigns and successors of Rockport.

     NON-COMPETITION

     9. Riis agrees with and for the benefit of Rockport that for a period of one (1) year from the date of termination of Riis employment, however caused, Riis will not for any reason, directly or indirectly, either as an individual or as a partner or joint venturer or as an employee, principal, consultant, agent, shareholder, officer, director, or salesperson for any person, firm, association, organization, syndicate, company or corporation, or in any other manner:
     a. carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, permit his or her name or any part of it to be used or employed by any person, business, firm, association, syndicate, company, organization or corporation concerned with or engaged or interested in a business which is the same as, or competitive with, the business of Rockport, or

     b. solicit or accept business with respect to products competitive with those of Rockport from any Rockport's contacts, where situate:

provided that Riis shall be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a recognized stock exchange and the business of which public company may be in competition with the business of Riis provided the Riis shall not directly or indirectly, own more the 10 percent of the issued share capital of the public company, or participate in its management or operation or in any advisor capacity.

Riis further agrees that, during employment pursuant to this agreement and for a period of one (1) year following termination of employment, however caused, Riis will not hire or take away or cause to be hired or taken away any employee of Rockport or, following termination of the Riis's employment, any employee who was in the employ of Rockport during the one (1) year preceding termination.

     GOVERNING  LAW

     10     his  agreement shall be governed by and construed in accordance with the law of the Province of British Columbia, which shall be deemed the proper law thereof.

     FURTHER  ASSURANCES

     11. Each of the Riis and Rockport agree to execute such further and other documents and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.


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     CURRENCY

     12. Unless otherwise stated, all dollar amounts stated herein are in CDN currency.

     PARTIES  IN  INTEREST

     13. This Agreement and all of its terms and provision shall be binding on and enure to the benefit and be enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns

     TIME  OF  ESSENCE

     14.     Time  shall  be  of  the  essence  of  this  Agreement.

     NOTICES
     15. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered mail postage prepaid, addressed to the party concerned at the following addresses:

         Riis:          Nelson  Riis
                        #11-  1555  Summit  Drive
                        Kamloops,  B.C.
                        V2E  1E9

         To  Rockport   Canadian  Rockport  Homes  International  Inc.
                        507  -  700  West  Pender
                        Vancouver,  BC
                        V6C  1G5

          Or at such other addresses as may from time to time be notified in writing by any of the foregoing parties. Any such notice, request, demand and other communication shall be deemed to have been received, if delivered by hand on the day delivered, and if mailed, seven days after the posting as aforesaid at any postal station in British Columbia.

          ENTIRE  AGREEMENT

          16. The terms and provision herein contained constitute the entire agreement between the parties and shall supersede all pervious communication, representations or agreements whether verbal or written between the parties hereto with respect to the subject matter hereof.


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          COUNTERPARTS

          17. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          HEADINGS

          18. The headings in the paragraphs of this Agreement are inserted of convenience only and shall not constitute a part hereof.

       IN  WITNESS  WHEREOF     this  Agreement has been executed by the parties
hereto  as  of  the  day  and  year  first  above  written.

SIGNED, SEALED and DELIVERED BY   )
DR.  NELSON RIIS
in  the  presence  of:            )
                                  )
/s/  Wally  Boguski               )
--------------------              )
Signature:                        )   /S/   NELSON RIIS
                                      --------------------
Wally  Boguski                    )
---------------                   )
Name:                             )   NELSON RIIS
11725-84                          )   PRESIDENT
----------------------------------)
Address:                          )
North  Delta,  B.C.  V4C  2m2     )
----------------------------------)

       IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


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SIGNED,  SEALED  and  DELIVERED  BY )
CANADIAN  ROCKPORT  HOMES  LTD      )
 in  the  presence  of:             )
                                    )
/s/  Wally  Boguski                 )Canadian  Rockport  Homes  Ltd.  By its
-------------------                    -----------------------------------------
Signature:                         )authorized  signatory:
Wally  Boguski                     )
---------------                    )
Name:                              )  /s/  DR.  WILLIAM MALONE
                                   -----------------------------------
11725-84                           )Name:   DR.  WILLIAM MALONE
Address:                           )Title:   SECRETARY
North  Delta,  B.C.  V4C  2m2      )
-------------------------------    )


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